Exhibit 99.1

NEWS RELEASE

Investor/Media Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

NUVASIVE, INC. ANNOUNCES PRICING OF OFFERING OF $550 MILLION OF

2.25% CONVERTIBLE SENIOR NOTES DUE 2021

SAN DIEGO, CA — March 11, 2016 — NuVasive, Inc. (NASDAQ: NUVA) announced today the pricing of its offering of $550,000,000 aggregate principal amount of 2.25% Convertible Senior Notes due 2021 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). NuVasive also granted to the initial purchasers of the Convertible Notes a 13-day option to purchase up to an additional $100,000,000 aggregate principal amount of the Convertible Notes. The sale of the Convertible Notes to the initial purchasers is expected to settle on March 16, 2016, subject to customary closing conditions, and is expected to result in $536 million in net proceeds to NuVasive after deducting fees and estimated offering expenses payable by NuVasive (assuming no exercise of the initial purchasers’ option to purchase additional Convertible Notes).

The Convertible Notes will be general unsecured obligations of NuVasive. The Convertible Notes will bear interest at a fixed rate of 2.25% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2016. The Convertible Notes will mature on March 15, 2021, unless earlier purchased, redeemed or converted. The Convertible Notes will not be redeemable at NuVasive’s option prior to March 20, 2019. On or after March 20, 2019 until the close of business on the business day immediately preceding September 15, 2020, the Convertible Notes will be redeemable at NuVasive’s option if the last reported sale price of NuVasive’s common stock for at least 20 trading days in any 30 trading day period has been at least 130% of the conversion price for the Convertible Notes.

NuVasive intends to use approximately $56 million of the net proceeds from the offering of the Convertible Notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to NuVasive from the warrant transactions described below). Additionally, if the initial purchasers exercise their option to purchase additional notes, NuVasive may sell additional warrants and use a portion of the proceeds from the sale of the additional notes and from the sale of additional warrants, to enter into additional convertible note hedge transactions.

Concurrently with the offering, in separate transactions, NuVasive also intends to use approximately $344 million of the net proceeds of the offering to repurchase approximately $277 million in principal amount of NuVasive’s outstanding $402.5 million aggregate principal amount of its Convertible Senior Notes due 2017 (the “2017 Notes”) through one of the initial purchasers and/or its affiliate as NuVasive’s agent. NuVasive intends to use the remainder of the net proceeds of the offering for general corporate purposes, which may include additional repurchases of outstanding 2017 Notes. Any repurchase of the 2017 Notes could have the effect of raising or maintaining the market price of NuVasive’s common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of NuVasive’s common stock. In particular, NuVasive expects certain of the sellers of 2017 Notes that NuVasive repurchases to purchase shares of common stock in the market in connection with such sales of 2017 Notes.

Prior to the close of business on the business day immediately preceding September 15, 2020, the Convertible Notes will be convertible at the option of holders only upon the satisfaction of specified conditions and during certain periods. Thereafter until close of business on the second scheduled trading day preceding maturity, the notes will be convertible at the option of the holders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of NuVasive common stock or a combination thereof, at NuVasive’s election. The initial conversion rate is 16.7158 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $59.82 per share of NuVasive common stock). The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the notes represents a premium of approximately 32.5% to the $45.15 per share closing price of NuVasive’s common stock on March 10, 2016.

If NuVasive undergoes a fundamental change (as defined in the indenture governing the Convertible Notes), holders may require NuVasive to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, if certain make-whole fundamental changes occur, NuVasive will, in certain circumstances, increase the conversion rate for any Convertible Notes converted in connection with such make-whole fundamental change.

In addition, in connection with the pricing of the Convertible Notes, NuVasive entered into convertible note hedge transactions and warrant transactions with affiliates of certain of the initial purchasers of the Convertible Note (the “Option Counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to NuVasive’s common stock upon any conversion of Convertible Notes and/or offset any cash payments NuVasive is required to make in excess of the principal amount of converted Convertible Notes, as the case may be. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of NuVasive’s common stock as measured over the applicable valuation period at the maturity of the warrants exceeds the applicable strike price of the warrants. However, subject to certain conditions, NuVasive may elect to settle all or a portion of the warrants in cash. The strike price of the warrant transactions will initially be approximately $80.00 per share, which represents a premium of approximately 77% over the last reported sale price of NuVasive’s common stock on March 10, 2016, and is subject to certain adjustments under the terms of the warrant transactions.

NuVasive expects that in connection with establishing their initial hedges of these transactions, the Option Counterparties and/or their respective affiliates will enter into various derivative transactions with respect to NuVasive’s common stock and/or purchase NuVasive’s common stock in secondary market transactions concurrently with, or shortly after, the pricing of the Convertible Notes. These activities could have the effect of increasing, or reducing any decline in, the price of NuVasive’s common stock or the Convertible Notes following the pricing of the Convertible Notes. In addition, NuVasive expects that the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to NuVasive’s common stock and/or by selling or purchasing NuVasive’s common stock or other securities linked to NuVasive’s common stock in secondary market transactions following the pricing of the Convertible Notes and are likely to do so during any observation period relating to a conversion of Convertible Notes. Any of these activities could cause or avoid an increase or a decrease in the market price of NuVasive’s common stock or the Convertible Notes, which could affect the ability of holders of Convertible notes to convert the Convertible Notes and, to the extent the activities occur during any observation period related to a conversion of the Convertible Notes, could affect the amount and value of the consideration that holders of Convertible Notes will receive upon conversion of the Convertible Notes.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Convertible Notes nor any shares of NuVasive’s common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the actual terms of the Convertible Notes and the convertible note hedge and warrant transactions, the completion, timing and size of the proposed private offering of the Convertible Notes and the convertible note hedge and warrant transactions, and the anticipated use of proceeds from the offering of the Convertible Notes. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the NuVasive’s surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), NuVasive’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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